                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

     LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

     SECOND: The name under which the Corporation was originally incorporated was WWV Development, Inc., and the date of the filing of its original Certificate of Incorporation with the Secretary of State was February 12, 1996.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended by this Amended and Restated Certificate of Incorporation as follows:

     1. Article FOURTH, referring to the Corporation's capital, is amended to increase the authorized capital of the Corporation;

     2. Former Article FIFTH, referring to the Corporation's incorporator, is deleted in its entirety;

     3. A new Article FIFTH, relating to indemnification of the Corporation's directors, officers, employees and agents, making mandatory such indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), is added;

     4. Article SIXTH (former Article SEVENTH), providing for exculpation of the Corporation's directors, is amended to incorporate without further act subsequent changes in the DGCL's exculpatory provisions and to provide that the subsequent repeal of the Article shall not affect rights accruing prior to such repeal;

     5. A new Article SEVENTH, providing for classification of the Board of Directors, is added;

     6. A new Article EIGHTH, making certain provisions for the management of the Corporation, is added;

     7. A new Article NINTH, incorporating the provisions of DGCL Section 102(b)(2), is added; and

     8. A new Article TENTH, reserving the right to subsequently amend, change or repeal any provision of the Amended and Restated Certificate of Incorporation, is added.

     FOURTH: The provisions of the Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into a single instrument, which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Lumenon Innovative Lightwave Technology, Inc., without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation and the provisions of such single instrument hereinafter set forth.

     FIFTH: The Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the Board of Directors of the Corporation and has been duly approved by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL. Prompt written notice of the adoption of the Restated and Amended Certificate of Incorporation herein certified shall be given to those stockholders of the Corporation who have not consented in writing thereto, as provided in Section 228(d) of the DGCL.

     SIXTH: The effective time of the Amended and Restated Certificate of Incorporation shall be upon its filing with the Secretary of State of the State of Delaware.

     SEVENTH: The text of the Corporation's Certificate of Incorporation as heretofore and hereby amended is hereby restated to read as herein set forth in its entirety:

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

     FIRST: The name of the Corporation is Lumenon Innovative Lightwave Technology, Inc.

     SECOND: The address, including street, number, city and country, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: The aggregate number of shares of stock that the Corporation shall be authorized to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, $.001 par value (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"). The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of each such series and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented (or such other provisions of the DGCL as may hereafter amend, modify or supersede such Section
145), indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of dividend or unlawful stock purchase or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

     SEVENTH:

          A. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the "Whole Board").

          B. Directors shall be elected by a plurality of votes cast and, commencing with the election of directors at the 1999 annual meeting of stockholders of the Corporation, shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 2001 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualify (the "Class I Directors"), the initial term of office of the second class of directors to expire at the 2002 annual meeting of the stockholders of the Corporation and until their respective successors are elected and qualify (the "Class II Directors") and the initial term of office of the third class of directors to expire at the 2003 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualify (the "Class III Directors"). Commencing with the 2001 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election and until their respective successors are elected and qualify.

          C. (1) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors is any two classes shall not exceed one.

             (2) Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for the unexpired portion of the term of the class in which such Director was chosen to serve and until his successor is elected and qualifies. No decrease in the numbers of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

          D. The affirmative vote of the holders of 80% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article SEVENTH Sections (B) and (C), unless approved by at least two-thirds (2/3rds) of the Whole Board. In the event that at least two-thirds (2/3rds) of the Whole Board approve any such provision, then the affirmative vote of the holders of outstanding stock representing at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article SEVENTH Section (B) or (C).

          E. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, where the Board of Directors is classified as provided in Section 141(d) of the DGCL, any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of at least a majority of the voting power of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to effect such removal.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and its stockholders or any class thereof, as the case may be, it is further provided:

          A. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors that shall constitute the Whole Board shall be fixed by, or in the manner provided in, the By-Laws. No election of directors need be by written ballot.

          B. The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

          C. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitled the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock that is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (b)(2) of Section 242 of the DGCL, as the same may be amended and supplemented, shall otherwise require.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as the case may be, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Amended and Restated Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article TENTH.

     IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on this 1st day of November, 1999.

                                   /s/ Vincent Belanger
                                   ---------------------------------------------
                                   Name:  Vincent Belanger
                                   Title:  Treasurer and Chief Financial Officer

                            CERTIFICATE OF CORRECTION

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                            -------------------------

     LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1. The name of the Corporation is LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

     2. The name under which the Corporation was originally incorporated was WWV Development, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State was February 12, 1996.

     3. The Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on November 1, 1999 (the "Certificate") contains an inaccurate record of the corporate action taken therein, and the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     4.  The inaccuracy in the Certificate is as follows:

          Subsection B of Article SEVENTH of the Certificate incorrectly set forth terms as they applied to Class I, Class II and Class III directors.

     5. Subsection B of Article SEVENTH of the Certificate is corrected and restated to read as follows:

          "B. Directors shall be elected by a plurality of votes cast and, commencing with the election of directors at the 1999 annual meeting of stockholders of the Corporation, shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 2000 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualify (the "Class I Directors"), the initial term of office of the second class of directors to expire at the 2001 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualify (the "Class II Directors") and the initial term of office of the third class of directors to expire at the 2002 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualify (the "Class III Directors"). Commencing with the 2000 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election and until their respective successors are elected and qualify."

     LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC. has caused this Certificate of Correction of Amended and Restated Certificate of Incorporation to be signed by Vincent Belanger, its Treasurer and Chief Financial Officer, this 3rd day of November, 1999.

                                     By: /s/ Vincent Belanger
                                         ---------------------------------------
                                         Vincent Belanger
                                         Treasurer & Chief Financial Officer


                                      -2-